EXPENSE REIMBURSEMENT, FEE WAIVER AND RECOVERY AGREEMENT

      THIS EXPENSE REIMBURSEMENT, FEE WAIVER AND RECOVERY AGREEMENT (this "Agreement") is entered into between First Trust Exchange-Traded Fund, a Massachusetts business trust (the "Trust"), and First Trust Advisors L.P., an Illinois limited partnership ("FTA"), as of December 6, 2010.

                                   RECITALS:

      A. WHEREAS, the Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), comprised of various exchange-traded funds (each, a "Fund," and, collectively, the "Funds") set forth on Exhibit A attached hereto, which may be amended from time to time. Each Fund constitutes a separate exchange-traded fund with its own investment objectives and policies.

       B. WHEREAS, FTA is the investment adviser to the Funds and is responsible for the selection and ongoing monitoring of the securities in the Funds' portfolios and certain other services necessary for the management of the Funds and is paid an annual management fee by the Funds.

      C. WHEREAS, the Trust and FTA have entered into an expense reimbursement, fee waiver, and recovery agreement dated March 12, 2007, as extended from time to time (the "Prior Expense Reimbursement Agreement") pursuant to which FTA agreed to waive management fees and reimburse certain expenses to prevent a Fund's expense ratio from exceeding a particular expense cap for a term provided therein.

      D. WHEREAS, Section 5 of the Prior Expense Reimbursement Agreement provided that FTA may recover a portion of the amount it reimbursed a Fund for up to three years from the date the fee or expense was incurred during the Expense Cap Term (as defined therein) to the extent such restitution would not cause a Fund to exceed the specified expense cap. The obligations in Section 5 of the Prior Expense Reimbursement Agreement survive the termination of such agreement.

      E. WHEREAS, the Prior Expense Reimbursement Agreement shall terminate immediately with respect to a Fund in the event that the investment advisory agreement between such Fund and FTA (the "Advisory Agreement") is either terminated for any reason or not renewed by the Board of Trustees.

      F. WHEREAS, the Advisory Agreement is anticipated to automatically terminate in connection with a change of control of FTA and cause the Prior Expense Reimbursement Agreement to terminate pursuant to Section 5 thereof.


      G. WHEREAS, FTA proposes to continue to waive management fees and reimburse certain expenses to prevent a Fund's Expense Ratio (as defined below) from exceeding a particular expense cap and to retain its ability to seek restitution for any fees waived during the Recovery Period (as defined below) (including fees for which FTA would be eligible for restitution under Section 5 of the Prior Expense Reimbursement Agreement).

      NOW, THEREFORE, IN CONSIDERATION of the foregoing facts and other good and valuable consideration, the parties hereto hereby agree as follows:

      Section 1. Definitions. The following terms shall have the following definitions in this Agreement:

      "Expense Ratio" is defined as a Fund's annual investment management fees and expenses (excluding taxes, interest, all brokerage commissions, other normal charges incident to the purchase and sale of portfolio securities, and extraordinary expenses) as a percentage of such Fund's daily net asset value.

      "Expense Cap" shall be equal to an Expense Ratio for the Funds as set forth on Exhibit A.

      Section 2. Waiver of Fees and Reimbursement of Expenses. On a Fund by Fund basis, FTA will waive investment management fees payable to it by a Fund and/or reimburse a Fund for other expenses borne by such Fund up to such Fund's respective Expense Cap set forth in Exhibit A for the term set forth in Exhibit A (the "Expense Cap Term"), subject to FTA's right to recover such fees and expenses set forth in Section 3. The aggregate amount of investment management fees waived and expenses reimbursed for a Fund from time to time under this Agreement for a particular Fund shall collectively be referred to as the "Reimbursed Amount." The Reimbursed Amount shall be accrued and paid on a monthly basis for each Fund but calculated and settled on an annual fiscal year basis.

      Section 3. Recovery. To the extent that the Expense Ratio of a particular Fund is less than such Fund's applicable Expense Cap, FTA may recover a portion of the Reimbursed Amount for such Fund equal to the amount of the Expense Cap less the actual Expense Ratio for such Fund (the "Recovered Amount") for up to three (3) years from the date the fee or expense was incurred during the Expense Cap Term (the "Recovery Period"). The Recovered Amount shall be accrued and paid on a monthly basis for each Fund but calculated and settled on an annual fiscal year basis. Under no circumstances, however, will FTA be eligible to recover any of the Reimbursed Amount if such recovery would cause the Expense Ratio for a particular Fund to exceed such Fund's Expense Cap for the most recent fiscal year period for which the Expense Cap was in place. Accordingly, if during the Recovery Period the Expense Cap is no longer in place, FTA may not recover any portion of the Reimbursed Amount if such recovery would cause the Fund's Expense Ratio to exceed the Fund's Expense Cap that was most recently in place. In addition, FTA may recover any amounts eligible for restitution to FTA under the terms and calculated and paid in the manner set forth in the Prior Expense Reimbursement Agreement. Notwithstanding anything to the contrary herein, the obligations set forth in this Section 3 shall survive any termination of this Agreement as contemplated in Section 5.

      Section 4. FTA's fund accounting department shall develop and maintain appropriate internal accounting policies and procedures to monitor and calculate the Reimbursed Amount and the Recovered Amount on a monthly basis for each Fund.

      Section 5. Term and Continuation. This Agreement shall be effective on the date provided on Exhibit A (the "Effective Date") for each respective Fund. This Agreement shall continue in effect for each respective Fund until the end of such Fund's Recovery Period unless the Agreement is continued for additional periods as agreed to by the parties. This Agreement may be terminated by the Trust on behalf of a Fund at any time and by FTA after the expiration of the Expense Cap Term of a particular Fund upon sixty (60) days' written notice to the other party. Notwithstanding the foregoing, this Agreement shall terminate immediately with respect to a Fund in the event that the investment advisory agreement between such Fund and FTA is either (i) terminated for any reason or
(ii) not renewed by the Board of Trustees.

      Section 6. Notices. Any notice shall be sufficient when sent by registered or certified mail to the other party at the address of such party, set forth below such party's signature on this Agreement.

      Section 7. Entire Agreement; Amendments. This Agreement supersedes and abrogates all prior understandings, communications and agreements (whether written or oral) between the parties with respect to the subject matter hereof, and this Agreement constitutes the entire agreement between the parties with respect to such subject matter. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto. No assignment by either party shall be of any force except with the prior written consent of the other party.

      Section 8. Governing Law; Miscellaneous. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Illinois (without regard to principles of law), including all matters of construction, validity, and performance; provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or regulation of the Securities and Exchange Commission. If any provision of this Agreement shall be held or made invalid by a court's decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. The captions in this Agreement are included for convenience only and in no way define any of the provisions hereof or otherwise affect their construction or effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

 FIRST TRUST ADVISORS L.P.               FIRST TRUST EXCHANGE-TRADED FUND

 By /s/ James A. Bowen                   By /s/ James A. Bowen
    -----------------------------           -------------------------------
    James A. Bowen,                         James A. Bowen,
    Chief Executive Officer                 President


 Address: First Trust Advisors L.P.      Address: First Trust Advisors L.P.
          120 E. Liberty Drive                    120 E. Liberty Drive
          Suite 400                               Suite 400
          Wheaton, Illinois  60187                Wheaton, Illinois  60187
          Fax: (630) 517-7437                     Fax: (630) 517-7437
          Attention: W. Scott Jardine    Attention: W. Scott Jardine


------------------------------------------------------------------------------------------------------------------
                                                   EXHIBIT A
------------------------------------------------------------------------------------------------------------------
NAME OF FUND                                       EXPENSE CAP         EFFECTIVE DATE         EXPENSE CAP TERM
                                                 (OF AVERAGE NET
                                                     ASSETS)
---------------------------------------------- ------------------- ---------------------- ------------------------
First Trust Dow Jones Select MicroCap                 0.60%           December 6, 2010        December 6, 2012
Index(SM) Fund
---------------------------------------------- ------------------- ---------------------- ------------------------
First Trust Morningstar(R) Dividend                   0.45%           December 20, 2010       December 20, 2012
Leaders(SM) Index Fund
---------------------------------------------- ------------------- ---------------------- ------------------------
First Trust NASDAQ-100 Equal Weighted                 0.60%           December 6, 2010        December 6, 2012
Index(SM) Fund
---------------------------------------------- ------------------- ---------------------- ------------------------
First Trust NASDAQ-100 Technology Sector              0.60%           December 6, 2010        December 6, 2012
Index(SM) Fund
---------------------------------------------- ------------------- ---------------------- ------------------------
First Trust US IPO Index Fund                         0.60%            January 3, 2011         January 3, 2013
---------------------------------------------- ------------------- ---------------------- ------------------------
First Trust NYSE Arca Biotechnology Index             0.60%            January 3, 2011         January 3, 2013
Fund
---------------------------------------------- ------------------- ---------------------- ------------------------
First Trust Strategic Value Index Fund                0.65%            January 3, 2011         January 3, 2013
---------------------------------------------- ------------------- ---------------------- ------------------------
First Trust Dow Jones Internet Index(SM) Fund         0.60%           December 6, 2010        December 6, 2012
---------------------------------------------- ------------------- ---------------------- ------------------------
First Trust NASDAQ-100 Ex-Technology Sector           0.60%           December 6, 2010        December 6, 2012
Index(SM) Fund
---------------------------------------------- ------------------- ---------------------- ------------------------
First Trust NASDAQ(R) Clean Edge(R) Green             0.60%            January 3, 2011         January 3, 2013
Energy Index Fund
---------------------------------------------- ------------------- ---------------------- ------------------------
First Trust Value Line(R) Equity Allocation           0.70%           December 6, 2010        December 6, 2012
Index Fund
---------------------------------------------- ------------------- ---------------------- ------------------------
First Trust Value Line(R) Dividend Index Fund         0.70%            January 3, 2011         January 3, 2013
---------------------------------------------- ------------------- ---------------------- ------------------------
First Trust S&P REIT Index Fund                       0.50%           December 6, 2010        December 6, 2012
---------------------------------------------- ------------------- ---------------------- ------------------------
First Trust ISE-Revere Natural Gas Index Fund         0.60%           January 20, 2011        January 20, 2013
---------------------------------------------- ------------------- ---------------------- ------------------------
First Trust ISE Water Index Fund                      0.60%           December 6, 2010        December 6, 2012
---------------------------------------------- ------------------- ---------------------- ------------------------
First Trust ISE Chindia Index Fund                    0.60%            January 3, 2011         January 3, 2013
---------------------------------------------- ------------------- ---------------------- ------------------------
First Trust Value Line(R) 100 Exchange-Traded         0.70%            January 3, 2011         January 3, 2013
Fund
---------------------------------------------- ------------------- ---------------------- ------------------------
First Trust NASDAQ(R) ABA Community Bank Index        0.60%            January 3, 2011         January 3, 2013
Fund
------------------------------------------------------------------------------------------------------------------


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